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                                                                    EXHIBIT 1.1


                                                                  EXECUTION COPY





                               CLASSIC CABLE, INC.

                   10 1/2% SENIOR SUBORDINATED NOTES DUE 2010

                             ----------------------

                               PURCHASE AGREEMENT



                                                              February 11, 2000


Goldman, Sachs & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Chase Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
   As representatives of the several Purchasers named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:


         Classic Cable, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $225.0 million principal amount of the 10 1/2% Senior Subordinated Notes due 2010 (the "Securities") of the Company. The Securities will be unconditionally guaranteed as to the payment of principal, premium, if any, and interest (the "Guarantees") by each of the entities named in Schedule II hereto (each a "Guarantor" and, collectively, the "Guarantors").


         The Notes are being issued and sold in connection with an Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of October 14, 1999, as amended, by and among Universal Cable Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Universal") and Star Cable Associates, a Pennsylvania general partnership ("Star"). The Asset Purchase Agreement provides that, subject to certain conditions as described therein, Universal will, directly or indirectly, acquire substantially all of the assets of Star (the "Acquisition") for a purchase price of approximately $110.0 million in cash and 555,555 shares of Class A Common Stock, par






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value $0.01 per share, of Classic Communications, Inc., the direct parent of the
Company, (the "Asset Purchase Consideration").


         The proceeds to the Company from the sale to the Purchasers of the Notes (the "Proceeds") will be used to repay a portion of the outstanding indebtedness under the Company's credit facility (the "Credit Facility") and to finance a portion of the Asset Purchase Consideration. In addition to the Proceeds, the Company will fund the Acquisition and repay a portion of the Credit Facility with available cash. Simultaneously with the closing of the sale of the Securities, the Company will enter into an amendment to the Credit Facility (the "Credit Facility Amendment"), which will (1) allow for the offering of the Securities, (2) modify some of the covenants in the Credit Facility and (3) restructure the Term A loan to allow the Company to reborrow under that tranche under certain circumstances for a period of time.


         1. Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:


               (a) A preliminary offering circular, dated February 2, 2000 (the "Preliminary Offering Circular") and an offering circular, dated February 11, 2000 (the "Offering Circular"), in each case including the international supplement thereto, have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;


               (b) Neither the Company nor any of its subsidiaries has, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will have, sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will not be, any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the general affairs, management, the current or future financial position, business, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect") (provided that "Material Adverse Effect," when used with respect to the Company after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will be measured with respect to the Company and its subsidiaries, including Star, taken as a whole), otherwise than as set forth or contemplated in the Offering Circular;








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               (c) The Company and its subsidiaries have, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not, in the aggregate, materially affect the value of such property and do not, in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;


               (d) The Company has been, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not have a Material Adverse Effect; and each subsidiary of the Company has been, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, duly organized and is validly existing in good standing under the laws of its jurisdiction of organization;

               (e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company are, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, duly and validly authorized and issued, fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company are, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, duly and validly authorized and issued, fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) are and will be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except where there is not a Material Adverse Effect;

               (f) The Securities have been duly authorized by the Company and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture to be dated as of February 16, 2000 (the "Indenture") between the Company and Chase Bank of Texas, National Association, as Trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other






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          laws of general applicability relating to or affecting creditors'
          rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;


               (g) The Guarantees have been duly authorized and, upon the due authorization, issuance and delivery of the related Securities and the due endorsement of the Guarantees thereon, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of such Guarantor entitled to the benefits provided by the Indenture under which they are to be issued, and the Guarantees will conform in all material respects to the description thereof in the Offering Circular and will be in substantially the form previously delivered to you;


               (h) The exchange and registration rights agreement, to be dated as of February 16, 2000 (the "Registration Rights Agreement"), between the Company, the Guarantors and the Purchasers has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company and each Guarantor, the Registration Rights Agreement will constitute a valid and legally binding instrument of the Company and each Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the United States Securities Act of 1933, as amended (the "Act"), relating to another series of debt securities of the Company with terms substantially identical to the Securities (the "Exchange Securities") to be offered in exchange for the Securities (the "Exchange Offer"), (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Act relating to the resale by certain holders of the Securities and (iii) to the extent required by the Registration Rights Agreement, a market making registration statement, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective. The Exchange Securities have been duly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture will be the valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms. The Guarantees with respect to the Exchange Securities have been duly authorized for issuance by each Guarantor, and when issued in accordance with the terms of the Indenture will be the valid and legally binding obligations of such Guarantor, entitled to the benefits provided by the Indenture, enforceable in accordance with their terms. The Registration Rights Agreement, the Exchange Securities and the Guarantees with respect to the Exchange Securities will conform, in all material respects, to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

               (i) The Credit Facility Amendment has been duly authorized by the Company and, when executed and delivered by the Company and the subsidiaries of the Company that are obligors thereunder, the Credit Facility Amendment will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of






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          general applicability relating to or affecting creditors' rights and to general equity principles; and the Credit Facility Amendment will conform in all material respects to the descriptions thereof in the Offering Circular;


               (j) The Asset Purchase Agreement has been duly authorized, executed and delivered by Universal, constitutes a valid and legally binding instrument of Universal, enforceable against Universal in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Asset Purchase Agreement conforms to the descriptions thereof in the Offering Circular;


               (k) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;


               (l) Prior to the date hereof, none of the Company, the Guarantors nor any of their respective affiliates have taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor in connection with the offering of the Securities and the Guarantees;


               (m) The issue and sale of the Securities and the Guarantees and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is, or after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is, or after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, subject (except such as will not individually or in the aggregate have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (other than immaterial Federal Communications Commission ("FCC") and local franchise authority requirements); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except for the filing of a registration statement by the Company with the Commission pursuant to the Act pursuant to
          Section 5(k) hereof and qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA") and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or






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          Blue Sky laws in connection with the purchase and distribution of the
          Securities by the Purchasers;


               (n) Neither the Company nor any of its subsidiaries is, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such default that would not have a Material Adverse Effect;


               (o) The statements set forth in the Offering Circular under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities and under the captions "Legislation and Regulation", "Certain Relationships and Related Transactions", "Description of Other Indebtedness", "Certain Federal Income Tax Considerations" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;


               (p) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, a party or to which any property of the Company or any of its subsidiaries is, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;


               (q) When the Securities and the Guarantees are issued and delivered pursuant to this Agreement, neither the Securities nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Guarantors which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;


               (r) Each of the Company and the Guarantors is not, and after giving effect to the offering and sale of the Securities and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will not be an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");


               (s) None of the Company, the Guarantors or any person acting on its or their behalf (other than the Purchasers and their affiliates as to whom the Company and the Guarantors make no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities and Guarantees sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, the Guarantors, any affiliate of the





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          Company or the Guarantors and any person acting on its or their behalf
          (other than the Purchasers and their affiliates as to whom the Company and the Guarantors make no representation) has complied with and will implement the "offering restriction" within the meaning of such Rule 902;


               (t) Within the preceding six months none of the Company, the Guarantors or any other person acting on behalf of the Company or any Guarantor (other than the Purchasers and their affiliates as to whom the Company and the Guarantors make no representation) has offered or sold to any person any Securities or Guarantees, or any securities of the same or a similar class as the Securities or Guarantees, other than Securities and Guarantees offered or sold to the Purchasers hereunder. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities, any Guarantee or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Securities and the Guarantees has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities and the Guarantees in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;


               (u) Pricewaterhouse Coopers, LLP, who has certified certain financial statements of the Company and its subsidiaries and Star and its subsidiaries, Ernst & Young, LLP, who has certified certain financial statements of the Company its subsidiaries, and KPMG LLP, who has certified certain financial statements of Buford Group, Inc., a Delaware corporation, and its subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;


               (v) The Company has reviewed its operations and those of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries has been or will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem has had or will have a Material Adverse Effect or has resulted or will result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind is not functioning or will not function, in the case of dates or time periods occurring after December 31, 1999, at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

               (w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will own or possess, or be able to acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or




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          procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, or operated by them after giving effect to the Acquisition, except as would not result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will have received, any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;


               (x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of (collectively, "authorizations"), any court or governmental authority or agency (including the FCC) is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Asset Purchase Agreement (other than filings which have been made and authorizations which have been obtained in the case of the Asset Purchase Agreement and other than immaterial FCC and local franchise authority requirements); except for the filing of a registration statement by the Company with the Commission pursuant to the Act pursuant to Section 5(k) hereof and qualification of the Indenture under the TIA and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers or the failure of which to obtain would not have a Material Adverse Effect;


               (y) The Company and its subsidiaries possess, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will possess, such permits, franchises, licenses (including licenses of the FCC), approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not have a Material Adverse Effect; the Company and its subsidiaries are, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;


               (z) The Company and its subsidiaries have filed, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will have filed, all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all material taxes required to be paid by any of them and






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          any related assessments, fines or penalties, except where failure to so file would not have a Material Adverse Effect, and except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements, together with the related schedules and notes, included in the Offering Circular in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been fully determined or remains open to examination by applicable taxing authorities;


               (aa) Except as described in the Offering Circular and except as such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and its subsidiaries have, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will have, all permits, authorizations and approvals required under any applicable Environmental Laws and are each, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will each be, in compliance with their requirements, (iii) there are, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement there will be, no pending or to the Company's knowledge threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (iv) there are, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement there will be, no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws;


               (bb) The Company and its subsidiaries carry or are entitled to the benefits of, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will carry or be entitled to the benefits of, insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect in all material respects;


               (cc) The Company is, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, Solvent. As used herein, the term "Solvent" means,




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          with respect to the Company on a particular date, that on such date
          (i) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (ii) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (iii) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (iv) the Company does not have unreasonably small capital; and


               (dd) The Company is not in default under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Debt (as defined in the Indenture) or under the Asset Purchase Agreement, except for defaults of the Company or any of its subsidiaries that would not have a Material Adverse Effect.


         2. Subject to the terms and conditions herein set forth, the Company and the Guarantors agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company and the Guarantors, at a purchase price of 97.375% of the principal amount thereof, plus accrued interest, if any, from February 16, 2000 to the Time of Delivery hereunder, the principal amount of Securities (including the Guarantees thereof) set forth opposite the name of such Purchaser in Schedule I hereto.


         3. Upon the authorization by you of the release of the Securities and the Guarantees, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular, and each Purchaser hereby represents and warrants to, and agrees with the Company and the Guarantors that:


         (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;


         (b) It is an Institutional Accredited Investor; and


         (c) It will not offer or sell the Securities and Guarantees by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.


         4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company and the Guarantors will deliver the Securities and the Guarantees to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of Federal (same day) funds to an account designated by the Company, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company and the Guarantors will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February

16, 2000 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".


         (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(i) hereof, will be delivered at such time and date at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022 (the "Closing Location"), and the Securities and Guarantees will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.


         5. Each of the Company and the Guarantors, jointly and severally, agrees with each of the Purchasers:


         (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;


         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or subject itself to taxation in respect of doing business or to file a general consent to service of process in any jurisdiction;


         (c) To furnish the Purchasers with five copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

         (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company or any Guarantor that are substantially similar to the Securities or the Guarantees; except to the extent required by existing registration rights agreements;


         (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;


         (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;


         (g) If requested by you, to use its best efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;


         (h) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to holders of the Securities consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;


         (i) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to holders of Securities of the Company or any of the Guarantors, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company or the Guarantors is listed; and (ii) such additional information concerning the business and financial condition of the Company or the Guarantors as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);


         (j) During a period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by them;


         (k) The Company and the Guarantors shall file and use their best efforts to cause to be declared or become effective under the Act, on or prior to 210 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of the Exchange Securities and the Guarantees thereon, and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Act; and


         (l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds".


         6. Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the several Purchasers that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and Guarantees;
(iii) all expenses in connection with the qualification of the Securities and the Exchange Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities and the Exchange Securities; (v) the cost of preparing the Securities, the Exchange Securities and the Guarantees with respect thereto; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.


         7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:


         (a) Latham & Watkins, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (i), (vii), (viii), (ix), (x), (xi), (xii), (xiv) and (xv) of subsection (b) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;


         (b) Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) The Company has been duly incorporated and is validly existing and in good standing under the Delaware General Corporation Law (the "DGCL"), with the corporate power and corporate authority to own or lease its properties and conduct its business as described in the Offering Circular;


               (ii) The execution and delivery by Universal of the Asset Purchase Agreement and the consummation by Universal of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of Universal under the DGCL. The Asset Purchase Agreement has been duly executed and delivered by Universal. The Asset Purchase Agreement constitutes the valid and binding obligation of Universal enforceable against Universal in accordance with its terms under the DGCL;


               (iii) The authorized capital stock of the Company consists of 1,000 shares of Common Stock, par value $0.01 per share;


               (iv) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and, to such counsel's knowledge, are fully paid and nonassessable;


               (v) To such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;


               (vi) This Agreement has been duly authorized, executed and delivered by the Company and each of Classic Cable Holdings, Inc., Universal Cable Holdings, Inc., Universal Cable Communications Inc., Universal Cable of Beaver, Oklahoma, Inc., Universal Cable Midwest, Inc., Classic Telephone, Inc., WT Acquisition Corporation, Black Creek Management, L.L.C., Black Creek Communications, L.P., and Classic Network Transmission, L.L.C. (collectively, the "Delaware Guarantors");


               (vii) The Securities have been duly authorized and executed by the Company and, when duly authenticated in accordance with the terms of the Indenture, and issued and delivered to and paid for by you pursuant to this Agreement, will be valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

               (viii) The Guarantees have been duly authorized and executed by each Delaware Guarantor and, when duly authenticated in accordance with the terms of the Indenture, and issued and delivered to and paid for by you pursuant to this Agreement, will be valid and legally binding obligations of the Delaware Guarantors entitled to the benefits of the Indenture, enforceable against each Delaware Guarantor in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);


               (ix) The Exchange Securities have been duly authorized;


               (x) The Guarantees with respect to the Exchange Securities have been duly authorized by each Delaware Guarantor;


               (xi) The Indenture has been duly authorized, executed and delivered by the Company and the Delaware Guarantors and is a valid and legally binding agreement of the Company and each Delaware Guarantor, enforceable against the Company and each Delaware Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);


               (xii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Delaware Guarantors and is a valid and legally binding agreement of the Company and each Delaware Guarantor, enforceable against the Company and each Delaware Guarantor in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws and the policies underlying such laws;


               (xiii) The Credit Facility Amendment has been duly authorized, executed and delivered by the Company and the Delaware Guarantors and is a valid and legally binding agreement of the Company and each Delaware Guarantor, enforceable against the Company and each Delaware Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);


               (xiv) The statements set forth in the Offering Circular under the caption "Description of Notes", insofar as they purport to summarize certain terms of the Indenture, the Guarantees, the Securities and the Registration Rights Agreement, and under the captions "Certain

          Relationships and Related Transactions", "Description of Other Indebtedness" and "Certain Federal Income Tax Considerations", insofar as they purport to describe or summarize the provisions of specific agreements, statutes and regulations referred to therein, are true and correct in all material respects;


               (xv) Assuming (a) the accuracy of the representations and warranties of the Company and the Guarantors set forth in Section 1 of this Agreement and of your representations, warranties and agreements set forth in Section 3 of this Agreement, (b) the due performance by the Company and the Guarantors of the covenants and agreements set forth in Section 5 of this Agreement, and (c) the compliance by the Company and the Guarantors and you with the offering and transfer procedures and restrictions described in the Offering Circular, the offer, sale and delivery of the Securities to you in the manner contemplated by this Agreement and the Offering Circular, and the initial resale of the Securities by you in the manner contemplated in the Offering Circular and the Purchase Agreement, do not require registration under the Securities Act, and the Indenture does not require qualification under the Trust Indenture Act, it being understood that we do not express any opinion as to any subsequent resale of any Security;


               (xvi) Each of the Company and the Delaware Guarantors is not an "investment company", required to register as such under the Investment Company Act; and


         Such counsel's opinion shall also include the following statement:


               In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, you and your counsel at which the contents of the Offering Circular and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Offering Circular, at the Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Offering Circular, as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial information included therein or excluded therefrom.


         (c) Winstead Sechrest & Minick P.C., counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:


               (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);


               (ii) Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited liability company or limited partnership, in good standing under the laws of its jurisdiction of organization; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);


               (iii) The issue and sale of the Securities and the Guarantees and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws, or Certificate of Limited Liability Company or Limited Liability Company Agreement, or Certificate of Limited Partnership or Limited Partnership Agreement, of the Company or any Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;


               (iv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers; and


               (v) Except as set forth in the Offering Circular, each of the Company and its subsidiaries has all of the licenses, permits, franchises and authorizations required by each state in which it operates, or the political subdivisions thereof, for the provision of cable television services (as such counsel understands service to be provided which may be based on a certificate of an officer of the Company, provided that such counsel shall state that they believe that both the Purchasers and such counsel are justified in relying on such certificate), where the failure to obtain or hold such license, permit, franchise or authorization would have a Material Adverse Effect;


               (vi) This Agreement has been duly authorized, executed and delivered by Friendship Cable of Texas, Inc. ("FCT"), Correctional Cable TV, Inc. ("CCTV"), CallCom 24, Inc. ("CC24"), Friendship Cable of Arkansas, Inc. ("FCA"), Television Enterprises, Inc. ("TE" and, together with FCT, CCTV, CC24 and FCA, the "Texas Guarantors") and W.K. Communications, Inc. (the "Kansas Guarantor");


               (vii) The Guarantees have been duly authorized, executed, issued and delivered and constitute valid and legally binding obligations of the Texas Guarantors and the Kansas Guarantor entitled to the benefits provided by the Indenture;


               (viii) The Guarantees with respect to the Exchange Securities have been duly authorized by the Texas Guarantors and the Kansas Guarantor;


               (ix) The Indenture has been duly authorized, executed and delivered by the Texas Guarantors and the Kansas Guarantor and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;


               (x) The Registration Rights Agreement has been duly authorized, executed and delivered by the Texas Guarantors and the Kansas Guarantor and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;


               (xii) The Credit Facility Amendment has been duly authorized, executed and delivered by the Texas Guarantors and the Kansas Guarantor and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;


               In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States.


         (d) Cole Raywid & Braverman, regulatory counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:


               (i) The statements set forth in the Offering Circular under the caption "Legislation and Regulation," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

               (ii) The Company and its subsidiaries operate cable television systems which serve the communities listed on Attachment 1 hereto. Each such community has been registered with the FCC;


               (iii) The Company and its subsidiaries hold the FCC licenses set forth on Attachment 1 hereto, each of which is in full force and effect, and each of the Company and its subsidiaries have fulfilled and performed all material obligations with respect thereto. To the best of our knowledge, these are the only FCC licenses which are presently necessary to the business of the Company and its subsidiaries as now conducted, except for those licenses that are not material to the Company. To the best of our knowledge, no condition exists or event has occurred which permits or which after lapse of time or the giving of notice or both would permit the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any FCC license set forth on Attachment 1. To the best of our knowledge, neither the Company nor any of its subsidiaries has received written notice of any violation or institution of any cease and desist proceeding with respect thereto;


               (iv) Except with respect to general rulemakings and similar matters relating generally to the cable television industry, there is no action, suit or proceeding pending at the FCC, or, to the best of our knowledge after due investigation with respect thereto, any inquiry or investigation by the FCC pending or proceeding threatened by the FCC against or affecting the Company or any of its subsidiaries which might have Material Adverse Effect upon the Company and its subsidiaries or the operation of the cable systems of the Company and its subsidiaries; and


               (v) The execution, delivery and performance by the Company of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Credit Facility Amendment and the consummation of the Acquisition do not require the approval of the FCC and will not result in any violation of the Communications Act of 1934, as amended, or any rule or regulation of the FCC; provided however, that prior FCC approval is required for the transfer of control of FCC licenses.


         (e) Wiley, Rein & Fielding, regulatory counsel for Star, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:


               (i) Star and its subsidiaries operate cable television systems which serve the communities listed on Attachment 1 hereto. Each such community has been registered with the FCC;


               (ii) Star and its subsidiaries hold the FCC licenses set forth on Attachment 1 hereto, each of which is in full force and effect, and each of Star and its subsidiaries have fulfilled and performed all material obligations with respect thereto. To the best of our knowledge, these are the only FCC licenses which are presently necessary to the business of Star and its subsidiaries as now conducted, except for those licenses that are not material to Star. To the best of our knowledge, no condition exists or event has occurred which permits or which after lapse of time or the giving of notice or both would permit the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any FCC license set forth on Attachment

          1. To the best of our knowledge, neither Star nor any of its subsidiaries has received written notice of any violation or institution of any cease and desist proceeding with respect thereto;


               (iii) Except with respect to general rulemakings and similar matters relating generally to the cable television industry, there is no action, suit or proceeding pending at the FCC, or, to the best of our knowledge after due investigation with respect thereto, any inquiry or investigation by the FCC pending or proceeding threatened by the FCC against or affecting Star or any of its subsidiaries which might have Material Adverse Effect upon Star and its subsidiaries or the operation of the cable systems of Star and its subsidiaries; and


         (f) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Pricewaterhouse Coopers, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;


         (g) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;


         (h) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;


         (i) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Gainer Donnelly & Desroches shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;


         (j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;


         (k) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's and any Guarantors' debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's and any Guarantors' debt securities;


         (l) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iii) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular; or (iv) the occurrence of any material adverse change in the existing, financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Representatives, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities;


         (m) The Securities have been designated for trading on PORTAL;


         (n) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (h) and (i) of this Section and as to such other matters as you may reasonably request;


         (o) The Company shall have entered into the Credit Facility Amendment (the form and substance of which shall be acceptable to the Purchasers) and the Purchasers shall have received copies of counterparts, conformed as executed thereof and of all other documents and agreements entered into in connection therewith; and


         (p) The Company shall have entered into the Asset Purchase Agreement and the Purchasers shall have received counterparts, conformed as executed thereof and of all other documents and agreements entered into in connection therewith. The Asset Purchase Agreement shall be in full force and effect, all conditions thereto shall have been satisfied, and no condition shall have been waived without the express consent of Goldman, Sachs & Co., which consent shall not be unreasonably withheld.


         8. (a) The Company and each Guarantor will, jointly and severally, indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor any Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.


         (b) Each Purchaser will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company and any Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.


         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be required to indemnify an indemnified party for any amount paid or payable by such indemnified party in the settlement of any action, proceeding or investigation without the written consent of such indemnifying party, which consent shall not be unreasonably withheld.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.


         (e) The obligations of the Company and the Guarantors under this
Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Guarantor and to each person, if any, who controls the Company or any Guarantor within the meaning of the Act.

         9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.


         (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.


         (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company and the Guarantors, except for the expenses to be borne by the Company, the Guarantors and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.


         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, the Guarantors or any officer or director or controlling person of the Company or a Guarantor, and shall survive delivery of and payment for the Securities.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities (including the Guarantees with respect thereto) are not delivered by or on behalf of the Company and the Guarantors as provided herein, the Company and the Guarantors will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.


         12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.


         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary, with a copy to Brera Classic, L.L.C., 712 Fifth Avenue, 34th Floor, New York, NY 10019; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.


         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, a Guarantor or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.


         14. Time shall be of the essence of this Agreement.


         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.


         If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the

Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                Very truly yours,


                                CLASSIC CABLE, INC.


                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer


                                CLASSIC CABLE HOLDING, INC.

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer


                               CLASSIC TELEPHONE, INC.

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer


                                UNIVERSAL CABLE HOLDINGS, INC.

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer



                                UNIVERSAL CABLE COMMUNICATIONS INC.

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer

                                UNIVERSAL CABLE OF BEAVER, OKLAHOMA,
                                INC.


                                By: /s/ STEVEN E. SEACH
                                   -------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer

                                UNIVERSAL CABLE MIDWEST, INC.

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer






                                WT ACQUISITION CORPORATION

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer



                                W.K. COMMUNICATIONS, INC.

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer



                                TELEVISION ENTERPRISES, INC.

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer


                                BLACK CREEK MANAGEMENT, L.L.C.

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer

                                BLACK CREEK COMMUNICATIONS, L.P.

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer

                                FRIENDSHIP CABLE OF TEXAS, INC.

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer



                                CALLCOMM 24, INC.

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer



                                CORRECTIONAL CABLE TV, INC.

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer



                                FRIENDSHIP CABLE OF ARKANSAS, INC.

                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer



                                CLASSIC NETWORK TRANSMISSION, L.L.C.


                                By: /s/ STEVEN E. SEACH
                                   --------------------------------
                                Name:   Steven E. Seach
                                Title:  President and Chief Financial Officer

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
CHASE SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

BY: /s/ GOLDMAN, SACHS & CO.
   ------------------------------------
         (GOLDMAN, SACHS & CO)
   On behalf of each of the Purchasers

                                   SCHEDULE I

                                                                      PRINCIPAL
                                                                       AMOUNT OF
                                                                      SECURITIES
                                                                        TO BE
                         PURCHASER                                    PURCHASED
                         ---------                                 ------------
Goldman, Sachs & Co. ............................................   $101,250,000
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated ..................................     78,750,000
Chase Securities Inc. ...........................................     22,500,000
Donaldson, Lufkin & Jenrette Securities Corporation .............     22,500,000











                                                                    ------------
                  Total .........................................   $225,000,000
                                                                    ============

                                   SCHEDULE II



                                   GUARANTORS





Classic Cable Holding, Inc.


Classic Telephone, Inc.


Universal Cable Holdings, Inc.


Universal Cable Communications Inc.


Universal Cable of Beaver, Oklahoma, Inc.


Universal Cable Midwest, Inc.


WT Acquisition Corporation


W.K. Communications, Inc.


Television Enterprises, Inc.


Black Creek Management, L.L.C.


Black Creek Communications, L.P.


Friendship Cable of Texas, Inc.


CallComm 24, Inc.


Correctional Cable TV, Inc.


Friendship Cable of Arkansas, Inc.


Classic Network Transmission, L.L.C.

                                                                        ANNEX I


         (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule
144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meaning given to them by Regulation S."


Terms used in this paragraph have the meanings given to them by Regulation S.


         Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.


         (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.


         (3) Each Purchaser further represents and agrees that (a) it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

         (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.








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


                                                                        ANNEX II


         Pursuant to Section 7(c) and 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:


                (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable published rules and regulations thereunder;


                (ii) In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;


                (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;


                (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:


                      (A) the unaudited consolidated statements of income,
                  consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;


                      (B) any other unaudited income statement data and balance
                  sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;


                      (C) the unaudited financial statements which were not
                  included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet



                                      AII-1
                  items included in the Offering Circular and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;


                      (D) any unaudited pro forma consolidated condensed
                  financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;


                      (E) as of a specified date not more than five days prior
                  to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; or


                      (F) for the period from the date of the latest financial
                  statements included in the Offering Circular to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter.


                (v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.






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